Exhibit (a)(1)(viii)
AMENDED AND RESTATED NOTICE OF GUARANTEED DELIVERY
Pursuant to the Offer to Exchange Shares of Common Stock and Cash
for up to $95,000,000 Aggregate Principal Amount of Outstanding Convertible Notes
Described in the Table Below (collectively, the “Notes”)
of
FINISAR CORPORATION
for Exchange Consideration not Greater than $870
nor Less than $820
Per $1,000 Principal Amount of Notes,
Plus Accrued and Unpaid Interest Thereon to be Paid in Cash

Outstanding
Principal Amount	Title of Securities	CUSIP	Maturity
$50,000,000	2 1/2% Convertible Subordinated Notes due 2010	31787AAF8	October 15, 2010
$92,000,000	2 1/2% Convertible Senior Subordinated Notes due 2010	31787AAG6 & 31787AAH4	October 12, 2010
THE EXCHANGE OFFERS HAVE BEEN AMENDED AND RESTATED.
THE EXCHANGE OFFERS AND WITHDRAWAL RIGHTS
WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
ON THURSDAY, AUGUST 6, 2009,
UNLESS THE EXCHANGE OFFERS ARE EXTENDED.
     As set forth in Section 6 of the Amended and Restated Offer to Exchange, dated July 16, 2009 (as amended or supplemented from time to time, the “Offer to Exchange”), and the related Amended and Restated Letter of Transmittal (as amended or supplemented from time to time, the “Letter of Transmittal”) and the other related offering documents (as amended or supplemented from time to time and which, together with the Offer to Exchange and the Letter of Transmittal, as they may be amended or supplemented from time to time, constitute the “Exchange Offer Documents”), this Amended and Restated Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Exchange Offers if you want to tender your Notes but:
•	your certificates for the Notes are not immediately available or cannot be delivered to American Stock Transfer & Trust Company (the “Depositary”) by the Expiration Date;

•	your other required documents cannot be delivered to the Depositary by the Expiration Date; or

•	you cannot comply with the procedure for The Depository Trust Company (“DTC”) transfer by the Expiration Date.
     This Amended and Restated Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to the Depositary by hand, mail, overnight courier or by facsimile transmission prior to the Expiration Date. See Section 6 of the Offer to Exchange.
     Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offer to Exchange.
Deliver to:

If delivering by mail:	If delivering by hand or courier:
American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Operations Center	Operations Center
Attn: Reorganization Department	Attn: Reorganization Department
P.O. Box 2042	6201 15th Avenue
New York, New York 10272-2042	Brooklyn, New York 11219
For assistance call (877) 248-6417 or (718) 921-8317
     For this notice to be validly delivered, it must be received by the Depositary at the address listed above on or before the Expiration Date. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to Finisar Corporation, Piper Jaffray & Co. or MacKenzie Partners, Inc. will not be forwarded to the Depositary and therefore will not constitute valid delivery.
     This Amended and Restated Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Exchange) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:
     The undersigned hereby tenders to Finisar Corporation, a Delaware corporation (the “Company”), upon the terms and subject to the conditions set forth in the Amended and Restated Offer to Exchange, dated as of July 16, 2009 (as amended and supplemented from time to time, the “Offer to Exchange”), and the related Amended and Restated Letter of Transmittal (as amended or supplemented from time to time, the “Letter of Transmittal”) and the other related offering documents (as amended or supplemented from time to time and which, together with the Offer to Exchange and the Letter of Transmittal, as they may be amended and supplemented from time to time, constitute the “Exchange Offer Documents”), receipt of which is hereby acknowledged, the principal amount of the Company’s Notes specified below pursuant to the guaranteed delivery procedures set forth in the Offer to Exchange under Section 6, “Procedures for Tendering Notes.” The undersigned hereby authorizes the Depositary to deliver this Amended and Restated Notice of Guaranteed Delivery to the Company with respect to the Notes tendered pursuant to the Exchange Offers.
     The undersigned understands that the Company will accept for exchange Notes validly tendered on or prior to the Expiration Date. This Amended and Restated Notice of Guaranteed Delivery may only be utilized on or prior to the Expiration Date. The undersigned also understands that tenders of Notes may be withdrawn at any time on or prior to the Expiration Date but the Exchange Consideration determined by the Company for the Exchange Offer to which the Notes relate shall not be deliverable in respect of the Notes so withdrawn. For a valid withdrawal of a tender of Notes to be effective, it must be made in accordance with the procedures set forth in Section 7 of the Offer to Exchange, “Withdrawal of Tenders.”
     The undersigned understands that delivery of the Exchange Consideration for the Exchange Offer to which the Notes relate for Notes exchanged will be made only after timely receipt by the Depositary of (i) certificates representing such Notes and a Letter of Transmittal with respect to certificated Notes properly completed and duly executed, with any signature guarantees and any other documents required by the Letter of Transmittal, or (ii) an Agent’s Message confirming the transfer of such Notes into the Depositary’s account at DTC, within three business days after the execution hereof. The undersigned also understands that under no circumstances will interest be paid by the Company by reason of any delay in exchanging the Notes.
     All authority conferred or agreed to be conferred by this Amended and Restated Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Amended and Restated Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

PLEASE SIGN AND COMPLETE*

	Certificate Number (if		Value of Exchange
	available) or		Consideration per $1,000
	Name of DTC Participant		Principal Amount
	and Participant’s DTC		in Increments of $5
	Account Number	Principal Amount of	(not greater than $870
Series of Notes*	in which Notes are Held**	Notes Tendered***	or less than $820)****

Indicate in this box the order (by certificate number) in which Notes of a series are to be exchanged in the event of proration. If you do not designate an order, in the event less than all Notes of the series tendered are exchanged due to proration, Notes will be selected for exchange by the Depositary. Attach additional signed list if necessary.

1st:	2nd:

*	Enter the Series of Notes being tendered.

**	If the space provided is inadequate, list the certificate numbers, principal amounts and value of Exchange Consideration (if any) in respect of Notes being tendered on a separated executed schedule and affix the schedule hereto

***	Unless otherwise indicated, it will be assumed that the entire aggregate principal amount represented by the Notes specified above is being tendered.

****	The value of Exchange Consideration must be in multiples of $5 per $1,000 principal amount, and not greater than $870 nor less than $820 per $1,000 principal amount in accordance with the terms of the Exchange Offer. Alternatively, if the Holder wishes to maximize the chance that the Company will exchange such Holder’s Notes, the Holder should refrain from specifying the value of Exchange Consideration at which the Holder is tendering, in which case, the Holder will accept the value of Exchange Consideration within the Consideration Range selected by the Company in the Exchange Offer. Each Holder of Notes should understand that not specifying the value at which the Notes are being tendered may have the effect of lowering the value of Exchange Consideration for Notes in the Exchange Offer and could result in such Holder’s Notes being exchanged at the minimum value of $820 per $1,000 principal amount.

Signature(s) of Registered holder(s) or Authorized Signatory:

Name(s) of Registered holder(s):

Address:

Zip Code:

Area Code and Telephone No:

Date:
☐	Check this box if Notes will be delivered by DTC transfer.

Name of Tendering Institution

Depositary Account No.

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an “eligible guarantor institution,” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), hereby guarantees (i) that the above-named person(s) has a net long position in the Notes being tendered within the meaning of Exchange Act Rule 14e-4, (ii) that such tender of Notes complies with Exchange Act Rule 14e-4 and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Notes tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Notes into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other required documents, within three business days after the date of receipt by the Depositary.

Name of Eligible Institution	Authorized Signature
Guaranteeing Delivery
Address

Address	Name (Print Name)

Zip Code	Title

Dated:

(Area Code) Telephone No.
     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
     NOTE: DO NOT SEND CERTIFICATES FOR NOTES WITH THIS FORM. YOUR CERTIFICATES FOR NOTES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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